Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2026 RESULTS AND PROVIDES FISCAL 2027 OUTLOOK

Performance Underscores Continued Improvement in Key Operating & Financial Metrics

LEBANON, Tenn. – September 23, 2026 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the fourth quarter of fiscal 2026 ended July 31, 2026.

Cracker Barrel President and Chief Executive Officer David Deno said, “I’m honored to lead such a differentiated and iconic brand. The Company is focused on the right areas and has a strong plan, as demonstrated by the continued improvements in the underlying traffic trend, key guest metrics, and EBITDA results. I am excited about the opportunity ahead and confident that our strategic priorities around food, experience, and people will sustain this momentum and drive long-term value creation.”

Fourth Quarter Fiscal 2026 Highlights

The financial results presented below reflect consolidated operations, including Maple Street Biscuit Company’s (“MSBC”) results up to the divestiture of MSBC that occurred on July 20, 2026.

•	Total revenue was $849.3 million. Compared to the prior year quarter, total revenue decreased 2.2%.
o	Compared to the prior year quarter, comparable store restaurant sales decreased 2.1%, and comparable store retail sales increased 0.7%.
•	As previously disclosed, during the fourth quarter, the Company completed a sale-leaseback transaction, divested MSBC, and announced that David Deno was appointed to serve as Chief Executive Officer, effective August 10, 2026.
•	GAAP earnings per diluted share were $0.54, and adjusted[1] earnings per diluted share were $0.99. (See non-GAAP reconciliation table below.)
•	GAAP net income was $12.2 million compared to prior year quarter GAAP net income of $6.8 million.
•	Adjusted EBITDA[1] was $62.1 million and includes a benefit of approximately $9.1 million related to tariff refunds, net of investments, compared to prior year quarter adjusted EBITDA[1] of $55.7 million. (See non-GAAP reconciliation table below.)

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	Fourth Quarter Ended		Twelve Months Ended
(In thousands, except per share amounts)	7/31/26	8/1/25	7/31/26	8/1/25
Revenue	$849,342	$868,009	$3,318,714	$3,483,684
GAAP net income	$12,204	$6,754	$31,675	$46,379
Adjusted net income[1]	$22,359	$16,702	$18,043	$70,912
Adjusted EBITDA[1]	$62,054	$55,713	$147,714	$224,264
GAAP earnings per share – diluted	$0.54	$0.30	$1.40	$2.06
Adjusted[1] earnings per share – diluted	$0.99	$0.74	$0.80	$3.16

Balance Sheet & Capital Allocation

•	The Company ended fiscal 2026 with total debt of $337.2 million, comprised of its 1.75% Convertible Senior Notes due 2030, with no outstanding borrowings on its credit facility, compared to total debt of $484.6 million at the end of fiscal 2025.
•	The Company ended the fourth quarter with a consolidated total leverage ratio[3] of 1.7x and a consolidated senior leverage ratio[3] of 0.0x. At the end of the fourth quarter, the Company had approximately $541.3 million in available capacity[3] under its credit facility.
•	During the fourth quarter, the Company repaid $150 million of short-term debt related to its 0.625% Convertible Senior Notes when they matured in June 2026.
•	During the fourth quarter, the Company completed a sale-leaseback transaction for 26 Company-owned Cracker Barrel store locations, generating net proceeds of approximately $77 million that were deployed towards debt reduction. The tax-efficient transaction enabled the Company to utilize capital loss carryforwards that otherwise would have expired.
•	The Company announced that its Board of Directors declared a quarterly dividend of $0.25 per share of the Company’s common stock. The quarterly dividend is payable on November 12, 2026 to shareholders of record as of October 16, 2026.

Fiscal 2027 Outlook

The Company provided the following outlook for fiscal 2027:

•	Total revenue of $3.325 billion to $3.4 billion including comparable store restaurant sales growth of 3% to 5% and no new store openings
•	Adjusted EBITDA[1] of $180 million to $200 million[2]
•	Commodity inflation of approximately 3.0%
•	Hourly wage inflation of 2.5% to 3.0%
•	Capital expenditures of $110 million to $125 million

1 EBITDA, adjusted net income, adjusted EBITDA, and adjusted earnings per diluted share are non-GAAP financial measures. For definitions of these non-GAAP measures and reconciliations of these non-GAAP measures to the most directly comparable GAAP measures, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of this release. For purposes of calculating debt covenant leverage ratios presented in this release, adjusted EBITDA is calculated as defined under our revolving credit facility.

2 The Company has determined to provide guidance focused on adjusted EBITDA1 because the Company believes it will be more useful to investors to evaluate the Company’s performance prior to the impact of depreciation, taxes, impairment charges, and other items that management believes are not reflective of the Company’s current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA1 set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

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3 Consolidated total leverage is defined as total debt divided by adjusted EBITDA1 (as defined under our revolving credit facility), and consolidated senior leverage is defined as total debt (other than subordinated debt and unsecured debt) divided by adjusted EBITDA1 (as defined under our revolving credit facility). Available capacity is defined as cash and cash equivalents on hand plus revolving credit facility capacity less amount drawn on revolving credit facility and standby letters of credit.

Fiscal 2026 Fourth Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public online at investor.crackerbarrel.com later today beginning at 8:15 a.m. (ET). The online replay will be available later today.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. – rooted in a rich legacy of warmth, generosity, and tradition – is on a mission to bring the goodness of country hospitality to life. Since 1969, when the first store opened in Lebanon, Tenn., Cracker Barrel has been serving up abundant portions of craveable homestyle food and offering one-of-a-kind retail finds. With over 650 company-owned Cracker Barrel Old Country Store® locations in 43 states, the brand continues to honor its heritage while welcoming everyone with more than a meal. For more information, visit CrackerBarrel.com.

CBRL-F

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Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company’s restaurant or retail supply chain; effects of changes in international, national, regional and local economic, political and market conditions (such as the imposition of trade barriers or other changes in trade policy) on our business; the Company’s ability to manage retail inventory and merchandise mix; the Company’s ability to sustain or the effects of plans intended to improve operational or marketing execution and performance or liquidity; the impact of adverse or extreme weather events on sales and customer travel; the effects of increased competition at the Company’s locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company’s food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company’s indebtedness and associated restrictions on the Company’s financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company’s financing costs and ability to refinance its indebtedness, in whole or in part; the Company’s reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company’s compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company’s ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company’s ability to achieve aspirations, goals and projections related to its sustainability initiatives; the effects of local market and economic conditions on individual store locations, and uncertain profitability at any newly opened store locations; the Company’s ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions; discretionary income or personal expenditure activity of the Company’s customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company’s filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Fourth Quarter Ended			Twelve Months Ended
	7/31/26	8/1/25	Percentage Change	7/31/26	8/1/25	Percentage Change
Total revenue	$849,342	$868,009	(2% )	$3,318,714	$3,483,684	(5% )
Cost of goods sold (exclusive of depreciation & rent)	244,212	265,016	(8)	1,026,250	1,081,029	(5)
Labor and other related expenses	318,204	316,326	1	1,237,314	1,254,668	(1)
Other store operating expenses	201,643	216,330	(7)	846,189	855,389	(1)
General and administrative expenses	65,178	50,169	30	210,579	217,510	(3)
Gain on sale and leaseback transaction, net	(47,421)	0		(47,421)	0
Impairment and store closing costs	27,343	16,190	69	31,234	20,059	56
Loss on sale of business assets	27,039	0		27,039	0
Operating income (loss)	13,144	3,978	230	(12,470)	55,029	(123)
Gain on extinguishment of debt	0	(3,186)	100	0	(3,186)	100
Litigation settlement income	0	0		(47,422)	0
Interest expense	2,954	4,705	(37)	14,379	20,489	(30)
Income before income taxes	10,190	2,459	314	20,573	37,726	(45)
Income tax benefit	(2,014)	(4,295)	53	(11,102)	(8,653)	(28)
Net income	$12,204	$6,754	81	$31,675	$46,379	(32)

Earnings per share – Basic:	$0.55	$0.30	83	$1.42	$2.08	(32)
Earnings per share – Diluted:	$0.54	$0.30	80	$1.40	$2.06	(32)

Weighted average shares:
Basic	22,351,460	22,267,328	0	22,334,203	22,252,034	0
Diluted	22,640,171	22,549,821	0	22,545,123	22,463,943	0

Ratio Analysis
Total revenue:
Restaurant	82.2%	82.7%		81.4%	81.3%
Retail	17.8	17.3		18.6	18.7
Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold (exclusive of depreciation & rent)	28.8	30.5		30.9	31.0
Labor and other related expenses	37.5	36.5		37.3	36.0
Other store operating expenses	23.7	24.9		25.5	24.6
General and administrative expenses	7.7	5.8		6.4	6.2
Gain on sale and leaseback transaction, net	(5.6)	0.0		(1.4)	0.0
Impairment and store closing costs	3.2	1.8		0.9	0.6
Loss on sale of business assets	3.2	0.0		0.8	0.0
Operating income (loss)	1.5	0.5		(0.4)	1.6
Gain on extinguishment of debt	0.0	(0.4)		0.0	(0.1)
Litigation settlement income	0.0	0.0		(1.4)	0.0
Interest expense	0.3	0.6		0.4	0.6
Income before income taxes	1.2	0.3		0.6	1.1
Income tax benefit	(0.2)	(0.5)		(0.4)	(0.2)
Net income	1.4%	0.8%		1.0%	1.3%

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CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands, except share amounts)

	7/31/26	8/1/25
Assets
Cash and cash equivalents	$36,535	$39,643
Accounts receivable	36,942	35,070
Inventories	163,874	180,585
Prepaid expenses and other current assets	38,531	57,814
Property and equipment, net	885,795	966,976
Operating lease right-of-use assets, net	799,797	806,084
Intangible assets	3,365	24,350
Other assets	57,568	51,362
Total assets	$2,022,407	$2,161,884

Liabilities and Shareholders’ Equity
Accounts payable	$152,737	$169,848
Current portion of long-term debt	0	149,178
Other current liabilities	323,499	306,577
Long-term debt	337,231	335,457
Long-term operating lease liabilities	650,201	644,026
Other long-term obligations	80,533	95,109
Shareholders’ equity, net	478,206	461,689
Total liabilities and shareholders’ equity	$2,022,407	$2,161,884

Common shares issued and outstanding	22,351,460	22,267,724

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CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED CASH FLOW STATEMENT (Unaudited and in thousands)

	Twelve Months Ended
	7/31/26	8/1/25
Cash flows from operating activities:
Net income	$31,675	$46,379
Depreciation and amortization	123,105	122,238
Amortization of debt issuance costs	2,596	1,877
Gain on extinguishment of debt	0	(3,186)
Loss on disposition of property and equipment	12,198	8,591
Gain on sale and leaseback transaction, net	(47,421)	0
Impairment	21,968	19,772
Loss on sale of business assets	27,039	0
Share-based compensation	9,450	11,742
Noncash lease expense	58,293	60,712
Amortization of asset recognized from gain on sale and leaseback transaction	12,735	12,735
Decrease in inventories	15,993	373
Increase (decrease) in accounts payable	(17,111)	7,560
Net changes in other assets and liabilities	(44,316)	(69,894)
Net cash provided by operating activities	206,204	218,899
Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(115,321)	(158,647)
Proceeds from sale of property and equipment, net	81,101	1,945
Net cash used in investing activities	(34,220)	(156,702)
Cash flows from financing activities:
Net payments on long-term debt	0	(180,075)
Proceeds from issuance of convertible senior notes	0	335,238
Net proceeds from settlement of bond hedge and warrants	0	52
Repayment of convertible senior notes	(150,000)	(145,875)
Payment for capped call option related to convertible senior notes	0	(16,491)
Taxes withheld from issuance of share-based compensation awards	(1,943)	(1,448)
Deferred financing costs	0	(2,892)
Dividends on common stock	(23,149)	(23,098)
Net cash used in financing activities	(175,092)	(34,589)

Net increase (decrease) in cash and cash equivalents	(3,108)	27,608
Cash and cash equivalents, beginning of period	39,643	12,035
Cash and cash equivalents, end of period	$36,535	$39,643

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	Fourth Quarter Ended
	7/31/26	8/1/25
Company-owned units opened during quarter:
Cracker Barrel	1	0
Maple Street Biscuit Company	0	0

Company-owned units closed or divested during quarter*:
Cracker Barrel	(3)	(1)
Maple Street Biscuit Company	(52)	(2)

Company-owned units in operation at end of quarter:
Cracker Barrel	655	657
Maple Street Biscuit Company	0	68

Total stores at end of period	655	725

Note*: During the fourth quarter of fiscal 2026, the Company divested MSBC. This resulted in the sale of 35 locations and the closure of the remaining 16 locations. Prior to the divestiture, the Company closed one MSBC unit.

	Fourth Quarter Ended		Twelve Months Ended
	7/31/26	8/1/25	7/31/26	8/1/25
Total revenue*: (In thousands)
Restaurant	$686,196	$699,990	$2,645,700	$2,761,671
Retail	150,795	149,739	616,631	651,791
Total revenue	$836,991	$849,729	$3,262,331	$3,413,462

Cost of goods sold* (exclusive of depreciation and rent): (In thousands)
Restaurant	$178,211	$184,067	$701,732	$730,824
Retail	62,772	76,379	309,596	332,394
Total cost of goods sold	$240,983	$260,446	$1,011,328	$1,063,218

Average unit volume*: (In thousands)
Restaurant	$1,045.2	$1,064.3	$4,029.4	$4,199.1
Retail	229.7	227.7	939.2	991.1
Total	$1,274.9	$1,292.0	$4,968.6	$5,190.2
Operating weeks*:	8,535	8,550	34,143	34,199

Note*: This information is for Cracker Barrel stores only.

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands, except per share amounts)

Adjusted Net Income and Earnings Per Share

In the accompanying press release, the Company makes reference to adjusted net income and adjusted earnings per share. The Company defines adjusted net income as net income, calculated in accordance with GAAP, excluding, to the extent the following items occurred during the periods presented: (i) impairment charges related to Cracker Barrel stores, and, for periods prior to the second quarter of fiscal 2025, store closing costs (ii) expenses related to the proxy contest in connection with the Company’s 2024 and 2025 annual meeting of shareholders, (iii) expenses associated with the Company’s strategic transformation initiative, (iv) a corporate restructuring charge that includes consulting fees related to business model improvement and severance related to a reduction in headcount, (v) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due and repaid in June 2026, (vi) store closing costs associated with MSBC reorganization that occurred in the first quarter of fiscal 2026, (vii) a benefit of approximately $47 million related to a litigation settlement that occurred in the third quarter of fiscal 2026, (viii) a net gain on the sale-leaseback transaction that occurred in the fourth quarter of fiscal 2026, (ix) a non-cash loss on sale charge related to the divestiture of MSBC that occurred in the fourth quarter of fiscal 2026, (x) store closing costs related to the divestiture of MSBC, (xi) other non-cash impairment charges related to MSBC, (xii) severance in connection with our CEO transition and expenses related to acceleration of share-based compensation, and (xiii) the related tax impacts of the foregoing.

	Fourth Quarter Ended				Twelve Months Ended
	7/31/26	Margin	8/1/25	Margin	7/31/26	Margin	8/1/25	Margin
Revenue	$849,342	100%	$868,009	100%	$3,318,714	100%	$3,483,684	100%

GAAP Net Income	12,204	1.4	6,754	0.8	31,675	1.0	46,379	1.3
Proxy contest expenses	0	0.0	0	0.0	4,072	0.1	8,220	0.2
Corporate restructuring charge	0	0.0	0	0.0	8,743	0.3	0	0.0
Cracker Barrel impairment	13,028	1.5	4,705	0.5	13,028	0.4	5,947	0.2
MSBC impairment	8,523	1.0	11,485	1.3	8,941	0.3	13,825	0.4
MSBC store closing costs	5,430	0.6	0	0.0	8,525	0.3	0	0.0
Loss on sale of MSBC	27,039	3.2	0	0.0	27,039	0.8	0	0.0
CEO transition expenses	6,675	0.8	0	0.0	6,675	0.2	0	0.0
Strategic transformation initiative expenses	0	0.0	0	0.0	0	0.0	7,263	0.2
Gain on extinguishment of debt	0	0.0	(3,186)	(0.4)	0	0.0	(3,186)	(0.1)
Litigation settlement income	0	0.0	0	0.0	(47,422)	(1.4)	0	0.0
Gain on sale-leaseback transaction, net	(47,421)	(5.6)	0	0.0	(47,421)	(1.4)	0	0.0
Tax impact of adjustments	(3,119)	(0.4)	(3,056)	(0.4)	4,188	0.1	(7,536)	(0.2)
Adjusted Net Income	$22,359	2.6%	$16,702	1.9%	$18,043	0.5%	$70,912	2.0%

GAAP Earnings per share - basic	$0.55		$0.30		$1.42		$2.08
GAAP Earnings per share - diluted	$0.54		$0.30		$1.40		$2.06

Adjusted Earnings per share - basic	$1.00		$0.75		$0.81		$3.19
Adjusted Earnings per share - diluted	$0.99		$0.74		$0.80		$3.16

Weighted average shares - basic	22,351,460		22,267,328		22,334,203		22,252,034
Weighted average shares - diluted	22,640,171		22,549,821		22,545,123		22,463,943

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CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results

(Unaudited and in thousands)

EBITDA/Adjusted EBITDA

In the accompanying press release and the below reconciliation tables, the Company makes reference to EBITDA and adjusted EBITDA. The Company defines EBITDA as net income, calculated in accordance with GAAP, excluding depreciation and amortization, interest expense and tax expense. The Company further adjusts EBITDA to exclude, to the extent the following items occurred during the periods presented: (i) expenses related to share-based compensation, (ii) impairment charges related to Cracker Barrel stores, and, for periods prior to the second quarter of fiscal 2025, store closing costs, (iii) expenses related to the proxy contest in connection with the Company’s 2024 and 2025 annual meeting of shareholders, (iv) expenses associated with the Company’s strategic transformation initiative, (v) a corporate restructuring charge that includes consulting fees related to business model improvement and severance related to a reduction in headcount, (vi) a gain on extinguishment of debt related to the Company’s repurchase of $150 million aggregate principal amount of its 0.625% convertible senior notes due and repaid in June 2026, (vii) store closing costs associated with MSBC reorganization that occurred in the first quarter of fiscal 2026, (viii) a benefit of approximately $47 million related to a litigation settlement that occurred in the third quarter of fiscal 2026, (ix) a net gain on the sale-leaseback transaction that occurred in the fourth quarter of fiscal 2026, (x) a non-cash loss on sale charge related to the divestiture of MSBC that occurred in the fourth quarter of fiscal 2026, (xi) store closing costs related to the divestiture of MSBC, (xii) other non-cash impairment charges related to MSBC, and (xiii) severance in connection with our CEO transition and expenses related to acceleration of share-based compensation. The Company calculates EBITDA and adjusted EBITDA margin by dividing EBITDA and adjusted EBITDA by consolidated GAAP revenue. The Company believes that presentation of EBITDA and adjusted EBITDA (together with related margin figures) provides investors with an enhanced understanding of the Company's operating performance and debt leverage metrics and enhances comparability with the Company’s historical results, and that the presentation of this non-GAAP financial measure, when combined with the primary presentation of net income, is beneficial to an investor’s complete understanding of the Company’s operating performance. This information is not intended to be considered in isolation or as a substitute for net income or net income margin prepared in accordance with GAAP.

	Fourth Quarter Ended		Twelve Months Ended
	7/31/26	Margin	7/31/26	Margin
Revenue	$849,342	100%	$3,318,714	100%

GAAP Net Income	12,204	1.4	31,675	1.0
(+) Depreciation & amortization	31,345	3.7	123,105	3.7
(+) Interest expense	2,954	0.3	14,379	0.4
(+) Tax expense (tax benefit)	(2,014)	(0.2)	(11,102)	(0.3)
EBITDA	$44,489	5.2%	$158,057	4.8%
Adjustments
(+) Share-based compensation, net	4,291	0.5	7,477	0.2
(+) Proxy contest expenses	0	0.0	4,072	0.1
(+) Corporate restructuring charge	0	0.0	8,743	0.3
(+) Cracker Barrel impairment	13,028	1.5	13,028	0.4
(+) MSBC impairment	8,523	1.0	8,941	0.3
(+) MSBC store closing costs	5,430	0.6	8,525	0.3
(+) Loss on sale of MSBC	27,039	3.2	27,039	0.8
(+) CEO transition expenses	6,675	0.8	6,675	0.2
(-) Litigation settlement income	0	0.0	(47,422)	(1.4)
(-) Gain on sale-leaseback transaction, net	(47,421)	(5.6)	(47,421)	(1.4)
Adjusted EBITDA	$62,054	7.3%	$147,714	4.5%

	Fourth Quarter Ended		Twelve Months Ended
	8/1/25	Margin	8/1/25	Margin
Revenue	$868,009	100%	$3,483,684	100%

GAAP Net Income	6,754	0.8	46,379	1.3
(+) Depreciation & amortization	31,859	3.7	122,238	3.5
(+) Interest expense	4,705	0.5	20,489	0.6
(+) Tax expense (tax benefit)	(4,295)	(0.5)	(8,653)	(0.2)
EBITDA	$39,023	4.5%	$180,453	5.2%
Adjustments
(+) Share-based compensation	3,686	0.4	11,742	0.3
(+) Strategic transformation initiative expenses	0	0.0	7,263	0.2
(+) Proxy contest expenses	0	0.0	8,220	0.2
(+) Cracker Barrel impairment	4,705	0.5	5,947	0.2
(+) MSBC impairment	11,485	1.3	13,825	0.4
(-) Gain on extinguishment of debt	(3,186)	(0.4)	(3,186)	(0.1)
Adjusted EBITDA	$55,713	6.4%	$224,264	6.4%

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